SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2012

FUTURE ENERGY, CORP.

 (Exact name of registrant as specified in its charter)

Nevada	333-170201	41-2281199
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

840 23rd Street, St. Georges, Quebec G5Y 4N6 Canada
(Address of principal executive offices)

(418) 263-2272
(Registrant’s Telephone Number)

___________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Future Energy, Corp.

Form 8-K

Current Report

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 1, 2012, Future Energy, Corp., a Nevada corporation (the “Company”) appointed Mr. Chester Ku (“Mr. Ku”) as a director of the Company.  Mr. Ku accepted such appointment. Mr. Chester Ku’s biography is set forth below:

CHESTER KU. Over the past fifteen years, Mr. Ku has gained significant experience in several different industries and has held various positions as a software developer, manager, business owner and consultant.  From May 1995 to September 1996, Mr. Ku headed the technical support team at ADP Systems Informatiques and was responsible for software development of custom accounting and payroll software. In April 1997, Mr. Ku joined CIBC VISA as a customer service representative working with the “help desk”, providing second-level support and resolving escalated calls.  In June of 1999, he completed the Canadian Securities Course and joined CIBC Wealth Management working as a Registered Representative.  As a Registered Representative, his primary role was providing order execution for online brokerage clients.  He also obtained his Derivatives Fundamentals, Options Licensing, Professional Financial Planning and Technical Analysis certificates during that time.  Mr. Ku left CIBC in 2002 and in 2004, formed Astronutrition, a company that sells vitamins and supplements online at www.astronutrition.com.  During that time, Mr. Ku managed all aspects of the business including overseeing technical development, marketing, sales and product selection.  In 2012, Mr. Ku sold Astronutrition and now works as an independent consultant to start-up businesses.  The Board of Directors appointed Mr. Ku as a Director of the Company on account of his diverse business experiences.

Family Relationships

There are no family relationships between Mr. Ku and any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or about June 4, 2012, the Company filed with the Secretary of State of Nevada a Certificate of Change to its Articles of Incorporation (the “Certificate of Change”).  As a result of the Certificate of Change, the Company has increased the authorized number of shares of common stock to five hundred million (500,000,000) and increased the authorized number of shares of preferred stock to two hundred million (200,000,000).  A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

ITEM 8.01

OTHER EVENTS

On May 29, 2012, the Board of Directors of the Company authorized the issuance of a dividend (the “Forward Split”) to its shareholders, payable as a 12-for-1 forward split of the issued and outstanding shares of common stock of the Company for all shareholders of record on the close of business on May 25, 2012.  As a result of the Forward Split, the issued and outstanding shares of common stock increased from 6,428,571 to 77,142,852. The Forward Split shares are payable upon surrender of certificates to the Company’s transfer agent.

ITEM 9.01

EXHIBITS

(d)

Exhibits

Exhibit No.

Description of Exhibit

3.1

Certificate of Change filed with the Secretary of State of Nevada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE ENERGY, CORP.

Date: June 4, 2012	By:	/s/ Georges Paquet
Georges Paquet
President